Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

SELECTED FINANCIAL DATA
1-800-FLOWERS AND FANNIE MAY UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of 1-800-Flowers.com, Inc. (“1-800-Flowers” or the “Company”) and Fannie May Confections Brands, Inc. (“Fannie May”), for the year ended July 3, 2005 and for the nine months ended April 2, 2006, adjusted for the pro forma effects of the acquisition, as if such transaction had occurred at the beginning of each period presented. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of 1-800-Flowers and the historical consolidated balance sheet of Fannie May, giving effect to the merger as if it had been consummated on April 2, 2006. Certain historical balance sheet and income statement amounts of Fannie May have been reclassified to conform to the financial statement presentation of 1-800-Flowers.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information was prepared using the purchase method of accounting. In the unaudited pro forma condensed combined balance sheet, 1-800-Flowers’ cost to acquire Fannie May has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The amounts allocated to acquired assets and liabilities in the unaudited pro forma condensed combined financial statements are based on management’s preliminary internal valuation estimates.  Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and are subject to revision based on a final determination of fair value. The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired intangible assets. The unaudited pro forma condensed combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition.

Based on 1-800-Flowers’ review of Fannie May’s summary of significant accounting policies disclosed in Fannie May’s financial statements and discussions with Fannie May’s management, the nature and amount of any adjustments to the historical financial statements of Fannie May to conform their accounting policies to those of 1-800-Flowers are not expected to be significant.  Further review of Fannie May’s accounting policies and financial statements may result in required revisions to Fannie May’s policies and classifications to conform to 1-800-Flowers’.

1-800-Flowers.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of April 2, 2006
(in thousands)

	1-800-Flowers.com Inc. and Subsidiaries	Fannie May Confection Brands, Inc.	Elimination of Non-Acquired Subsidiaries (a)	Fannie May Confections Brands, Inc. - as adjusted	Pro Forma Adjustments	Notes	Pro Forma Combined

Assets
Current Assets
Cash and equivalents	$18,583	$986	$(370)	$616	(7,978)	(c )	$11,221
Receivables, net	13,095	6,835	(1,915)	4,920			18,015
Inventories	43,297	25,688	(10,826)	14,862			58,159
Deferred income taxes	8,236				4,051	(b3)	12,287
Prepaid and other	7,043	637	(187)	450			7,493

Total current assets	90,254	34,146	(13,298)	20,848	(3,927)		107,175

Property, plant and equipment, net	55,851	7,265	(3,638)	3,627			59,478
Goodwill	68,885				57,528	(b1)	126,413
Other intangibles, net	15,352	24,019		24,019	(10,819)	(b2)	28,552
Deferred income taxes	15,796	3,319		3,319	(114)	(b3)	19,001
Other assets	8,182	361	(185)	176	1,159	(c1)	9,517

Total assets	$254,320	$69,110	$(17,121)	$51,989	43,827		$350,136

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$55,883	$7,887	$(2,258)	$5,629			$61,512
Current maturities of long-term debt and obligations under capital leases	2,050	52,891	(16,121)	36,770	$(25,274)	(b4) (c )	13,546
Stock warrant and put option liability		8,997		8,997	(8,997)	(b7)

Total current liabilities	57,933	69,775	(18,379)	51,396	(34,271)		75,058
Long-term debt and obligations under capital leases	1,939	171	(55)	116	78,575	(b5) (c )	80,630
Other liabilities	3,889	8,344		8,344	(8,344)	(b6)	3,889

Total liabilities	63,761	78,290	(18,434)	59,856	35,960		159,577

Commitments and contingencies

Total stockholders’ equity	190,559	(9,180)	1,313	(7,867)	7,867	(b8)	190,559

Total liabilities and stockholders’ equity	$254,320	$69,110	$(17,121)	$51,989	$43,827		$350,136

Notes to Unaudited Pro Forma Condensed Combined
Balance Sheet

(a)   On May 1, 2006, 1-800-Flowers.com, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of Fannie May Confections Brands, Inc. (“Fannie May”), immediately subsequent to the “spin-off” of certain operating subsidiaries of Fannie May, namely Kencraft, Inc., Alpine Confections Canada, ULC dba Dynamic Chocolates, and Maxfield Candy Company (together referred to as “KDM”). The two retained subsidiaries, Harry London Candies, Inc. and Fannie May Confections, Inc. comprised the majority of the revenues, assets and liabilities, and substantially all of the operating profit of Fannie May Confections Brands, Inc. prior to the spin-off of KDM. Elimination of the operating subsidiaries not acquired by the Company is shown in the unaudited pro forma, condensed combined balance sheet and the pro forma condensed combined statements of income, presenting the effect of the spin-off prior to the acquisition.

(b)   On May 1, 2006, 1-800-Flowers completed the acquisition of all of the outstanding capital stock of Fannie May for a purchase price of approximately $91.8 million in cash, including estimated working capital adjustments and transaction costs. The purchase price is subject to “earn-out” incentives which amount to a maximum of $4.5 million during the year ending July 1, 2007 and $1.5 million during the year ending June 29, 2008, upon achievement of specified earnings targets.

The unaudited pro forma condensed combined financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation than that presented in these unaudited pro forma condensed combined financial statements. The table below represents a preliminary allocation of the total purchase price to Fannie May’s tangible and intangible assets and liabilities based on management’s preliminary estimate of their respective fair value as of the date of the acquisition:

		Fannie May Purchase Price Allocation (Preliminary)
		(in thousands)

(b1)	Residual goodwill and indefinite lived intangible assets created by the acquisition	$57,528
(b2)	Elimination of Fannie May’s historical identifiable intangible assets	(24,019)
(b2)	Adjustment to fair value identifiable intangible assets with determinable lives	13,200
(b3)	Deferred tax impact of purchase accounting adjustments, including the reversal of the valuation allowance on Fannie May’s deferred tax assets	3,937
(b4)	Elimination of Fannie May’s historical debt-current	31,649
(b5)	Elimination of Fannie May’s historical debt-long term	50
(b6)	Elimination of Fannie May’s historical sale leaseback financing	8,344
(b7)	Elimination of stock warrant and put option liability	8,997
(b8)	Fannie May’s historical net book value	(7,867)

	Total purchase price allocation	$91,819

1-800-Flowers has preliminarily allocated $57.5 million to goodwill and indefinite lived intangible assets, and has estimated the fair value of Fannie May’s indentifiable intangible assets with determinable lives as $13.2 million, with an expected life of five years.

(c)   In order to finance the acquisition, on May 1, 2006, the Company entered into a $135.0 million secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and a group of lenders (the “2006 Credit Facility”). The 2006 Credit Facility includes an $85.0 million term loan and a $50.0 million revolving facility, which bear interest at LIBOR plus 0.625% to 1.125%, with pricing based upon the Company’s leverage ratio. At closing, the Company borrowed $85.0 million of the term facility to acquire all of the outstanding capital stock of Fannie May, of which, $6.4 million is current, and $78.6 million is long-term. The Company incurred approximately $1.2 million of deferred financing costs which will be amortized over the six year term of the 2006 Credit Facility.

The Company funded a total of $8.0 million of the acquisition and deferred financing costs from its available cash balance, including:
(c1) deferred financing costs ($1.2 million),
(c2) preliminary working capital adjustment ($3.4 million), and
(c3) transaction costs ($3.4 million; $0.8 million was financed through the term borrowings).

(d)   Certain reclassifications have been made to the historical presentation of Fannie May to conform to the presentation used in the unaudited pro forma condensed combined balance sheet.

1-800-Flowers.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended July 3, 2005
(in thousands, except per share data)

	1-800-Flowers.com Inc. and Subsidiaries	Fannie May Confection Brands, Inc.	Elimination of Non-Acquired Subsidiaries (a)	Fannie May Confections Brands, Inc. - As Adjusted	Pro Forma Adjustments	Notes		Pro Forma Combined

Net revenues	$670,679	$97,028	$(35,056)	$61,972	$194	(e	)	$732,845
Cost of revenues	395,028	62,404	(29,898)	32,506	2,902	(e	)	430,436

Gross profit	275,651	34,624	(5,158)	29,466	(2,708)			302,409

Operating expenses
Marketing and sales	198,935				11,206	(e	)	210,141
Technology and development	14,757				280	(e	)	15,037
General and administrative	35,572				5,291	(e	)	40,863
Selling, general and administrative		30,484	(10,574)	19,910	(19,910)	(e	)
Depreciation and amortization	14,489				3,258	(b) (e	)	17,747

Total operating expenses	263,753	30,484	(10,574)	19,910	125			283,788

Operating income	11,898	4,140	5,416	9,556	(2,833)			18,621
Other income (expense)	1,349	(5,172)	1,401	(3,771)	913	(c	)	(1,509)

Income before income taxes	13,247	(1,032)	6,817	5,785	(1,920)			17,112
Income taxes (benefit)	5,398	(1,065)	2,703	1,638	(92)	(d	)	6,944

Net income	$7,849	$33	$4,114	$4,147	$(1,828)			$10,168

Basic and diluted net income per common share	$0.12							$0.15

Weighted average shares used in the calculation of net income per common share
Basic	66,038							66,038
Diluted	67,402							67,402

1-800-Flowers.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended April 2, 2006
(in thousands, except per share data)

	1-800-Flowers.com Inc. and Subsidiaries	Fannie May Confection Brands, Inc.	Elimination of Non-Acquired Subsidiaries (a)	Fannie May Confections Brands, Inc. - As Adjusted	Pro Forma Adjustments	Notes		Pro Forma Combined

Net revenues	$570,611	$97,121	$(34,195)	$62,926	$863	(e	)	$634,400
Cost of revenues	329,319	62,177	(29,449)	32,728	3,625	(e	)	365,672

Gross profit	241,292	34,944	(4,746)	30,198	(2,762)			268,728

Operating expenses
Marketing and sales	179,286				13,297	(e	)	192,583
Technology and development	14,736				182	(e	)	14,918
General and administrative	32,174				3,161	(e	)	35,335
Selling, general and administrative		29,964	(9,934)	20,030	(20,030)	(e	)
Depreciation and amortization	11,210				2,753	(b) (e	)	13,963

Total operating expenses	237,406	29,964	(9,934)	20,030	(637)			256,799

Operating income	3,886	4,980	5,188	10,168	(2,125)			11,929
Other income (expense)	537	(17,154)	2,794	(14,360)	10,048	(c	)	(3,775)

Income before income taxes	4,423	(12,174)	7,982	(4,192)	7,923			8,154
Income taxes (benefit)	2,253	4,256	(1,819)	2,437	(945)	(d	)	3,745

Net income	$2,170	$(16,430)	$9,801	$(6,629)	8,868			$4,409

Basic and diluted net income per common share	$0.03							$0.07

Weighted average shares used in the calculation of net income per common share
Basic	65,082							65,082
Diluted	66,399							66,399

Notes to Unaudited Pro Forma Condensed Combined
Statements of Income

(a)   On May 1, 2006, 1-800-Flowers.com, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of Fannie May Confections Brands, Inc. (“Fannie May”), immediately subsequent to the “spin-off” of certain operating subsidiaries of Fannie May, namely Kencraft, Inc., Alpine Confections Canada, ULC dba Dynamic Chocolates, and Maxfield Candy Company (together referred to as “KDM”). The two retained subsidiaries, Harry London Candies, Inc. and Fannie May Confections, Inc. comprised the majority of the revenues, assets and liabilities, and substantially all of the operating profit of Fannie May Confections Brands, Inc. prior to the spin-off of KDM. Elimination of the operating subsidiaries not acquired by the Company is shown in the unaudited pro forma condensed combined balance sheet and the pro forma condensed combined statements of income presenting the effect of the spin-off prior to the acquisition.

Conforming Year Ends

1-800-Flowers’ fiscal year is a 52- or 53-week period ending on the Sunday nearest to June 30, whereas Fannie May has an April 30 fiscal year end. In order to prepare the unaudited pro forma condensed combined statement of income for the year ended July 3, 2005, 1-800-Flowers’ operating results for its fiscal year ended July 3, 2005 were combined with Fannie May’s operating results for the year ended April 30, 2005. Subsequent to the elimination of the operating subsidiaries not acquired by the Company, Fannie May’s revenues and operating losses for the two months ended June 30, 2004 were approximately $3.0 million and $(0.2) million, respectively, compared with $5.0 million and $(0.5) million for the same period ended June 30, 2005. In order to prepare the unaudited pro forma condensed combined statement of income for the nine months ended April 2, 2006, 1-800-Flowers’ operating results for the nine months ended April 2, 2006 were combined with Fannie May’s operating results for the nine months ended March 31, 2006.

(b)   Depreciation and amortization expense– Includes the impact of amortization of intangible assets with determinable lives ($2.6 million-annually) resulting from the fair value adjustments to Fannie May’s intangible assets (see note (b2) to the unaudited pro forma condensed combined balance sheet), and the impact of amortizing the deferred financing costs associated with 1-800-Flowers 2006 Credit Facility ($0.2 million-annually) (see note (c1) to the unaudited pro forma condensed combined balance sheet).

The unaudited pro forma condensed combined financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation than that presented in these unaudited pro forma condensed combined financial statements.

(c)   Other income– Represents the pro forma adjustments from the following items:

a.
Interest expense on the term borrowings ($85.0 million) to fund the acquisition of Fannie May of $2.7 million for the nine months ended April 2, 2006 and $2.6 million for the year ended July 3, 2005. The weighted average interest rates in effect during the respective periods of 3.7% and 3.2%, inclusive of the Company’s spread of 0.875%, was applied to the applicable outstanding balances of the term loan.

b.
Interest expense reduction of $5.7 million during the nine months ended April 2, 2006 and $3.6 million during the year ended July 3, 2005, reflecting the elimination of Fannie May acquisition debt at weighted average interest rates in effect during the respective periods of 15.7% and 11.5%.

c.	Elimination of the amortization of Fannie May's stock warrant and put option liability of $7.5 million for the nine months ended April 2, 2006 and $1.0 million for the year ended July 3, 2005.
d.	Elimination of the deferred gain recognized on Fannie May's sale leaseback financing (see note (b6) to the unaudited pro forma condensed combined balance sheet), of $0.4 million during the nine months ended April 2, 2006 and $1.1 million during the year ended July 3, 2005.

(d)   Income taxes– Based upon the Company’s statutory income tax rate for the applicable jurisdictions, including the reversal of the valuation allowance on Fannie May’s deferred tax assets, reflecting 1-800-Flowers’ ability to utilize such deferred tax assets.

(e)   Certain reclassifications have been made to the historical presentation of Fannie May to conform to the presentation used in the unaudited pro forma condensed combined statements of income.